Exhibit 6

Recent Developments update dated February 4, 2002

Recent Developments

     The information included in this section supplements the information about the Republic of Italy that is contained in Exhibit D to the Republic’s annual report on Form 18-K, as amended, for the fiscal year ended December 31, 2001. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.

The Italian Economy

     Italy’s real GDP grew at a seasonally adjusted rate of 0.3 per cent during the third quarter of 2002 and 0.5 per cent during the twelve months ended September 30, 2002, based on ISTAT data. Italy’s seasonally adjusted average unemployment rate continued to decline during 2002 and averaged 8.9 per cent during the fourth quarter. Consumer prices, as measured by the harmonized EU consumer price index, had increased at a rate of 3.0 per cent during the twelve months ended December 31, 2002.

Public Debt

     The following table shows the total debt incurred by the Treasury for the periods indicated. Total debt incurred by the Treasury differs from the total public debt of the Republic of Italy as it does not include liabilities to holders of postal savings accounts, debt incurred by other state sector entities and other general government entities.

Public Debt of the Treasury

	1998	1999	2000	2001	2002

	(millions of euro)
Short term bonds (BOT)	137,774	119,643	102,093	113,809	113,740
Medium and long term bonds (initially incurred or issued in Italy)	887,762	918,271	937,248	948,245	946,535
External bonds (initially incurred or issued outside Italy)	57,621	60,002	71,731	81,536	82,753

Total debt incurred by the Treasury	1,083,157	1,097,916	1,111,072	1,143,590	1,143,028

Source: Ministry of Economy and Finance

     The following table shows the external bonds of the Treasury issued and outstanding as of December 31, 2002.

External Bonds of the Treasury

		Initial
		Public			Original	Principal
		Offering			Principal	Amount	Equivalent
Title	Interest Rate(%)	Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

US$(1)
$765,790,000	6.625%	97.915%	June 9, 1993	June 9, 2003	765,790,000	765,790,000	730,227,901
$2,000,000,000	6.0%	99.851%	Sep 27, 1993	Sep 27, 2003	2,000,000,000	2,000,000,000	1,907,123,105
$3,500,000,000	6.875%	98.725%	Sep 27,1993	Sep 27, 2003	3,500,000,000	3,500,000,000	3,337,465,433
$1,500,000,000	6.025%-6.88%	100.00%	Mar 5, 1996	Mar 5, 2004/12	1,500,000,000	1,500,000,000	1,430,342,328
$750,000,000	5.81%-6,70%	100.00%	Mar 5, 1996	Mar 5, 2002/10	750,000,000	750,000,000	715,171,164
$1,500,000,000	5.97% -6.25%	100.00%	Dec 20,1996	Dec 20, 2004/12	1,500,000,000	1,500,000,000	1,430,342,328
$2,000,000,000	6.0%	99.755%	May 29, 1998	May 29, 2008	2,000,000,000	2,000,000,000	1,907,123,105

		Initial
		Public			Original	Principal
		Offering			Principal	Amount	Equivalent
Title	Interest Rate(%)	Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

$200,000,000	6.0%	101.625%	Oct 22, 1998	Oct 22, 2003	200,000,000	200,000,000	190,712,310
$3,000,000,000	5.0%	99.465%	Nov 20,1998	Nov 20, 2003	3,000,000,000	3,000,000,000	2,860,648,657
$2,000,000,000	7.25%	99.682%	Feb 7, 2000	Feb 7, 2005	2,000,000,000	2,000,000,000	1,907,123,105
$400,000,000	3 mth libor - 0.09%	100.05%	Apr 10, 2000	Apr 10, 2003	400,000,000	400,000,000	381,424,621
$1,000,000,000	5.25%	99.737%	Jan 16, 2001	Jan 16, 2004	1,000,000,000	1,000,000,000	953,561,552
$1,000,000,000	5.0%	99.465%	Feb 2, 2001	Nov 20, 2003	1,000,000,000	1,000,000,000	953,561,552
$2,000,000,000	6.0%	99.274%	Feb 22, 2001	Feb 22, 2011	2,000,000,000	2,000,000,000	1,907,123,105
$1,000,000,000	5.25%	99.933%	Feb 26, 2001	Jan 16, 2004	1,000,000,000	1,000,000,000	953,561,552
$2,000,000,000	5.25%	99.506%	Apr 5, 2001	Apr 5, 2006	2,000,000,000	2,000,000,000	1,907,123,105
$100,000,000	5.0%	99.635%	May 15, 2001	May 15, 2005	100,000,000	100,000,000	95,356,155
$107,412,500	Zero Coupon	100.00%	May 25, 2001	various	107,412,500	85,930,000	81,939,544
$3,000,000,000	4.375%	99.468%	Oct 25, 2001	Oct 25, 2006	3,000,000,000	3,000,000,000	2,860,648,657
$2,000,000,000	4.375%	98.007%	Jan 28, 2002	Oct 25, 2006	2,000,000,000	2,000,000,000	1,907,123,105
$2,000,000,000	5.625%	99.893%	Mar 1, 2002	June 15, 2012	2,000,000,000	2,000,000,000	1,907,123,105
$2,000,000,000	4.625%	99.594%	Mar 22, 2002	Jun 15, 2005	2,000,000,000	2,000,000,000	1,907,123,105
$1,000,000,000	5.625%	99.392%	May 8, 2002	June 15, 2012	1,000,000,000	1,000,000,000	953,561,552
$300,000,000	3 mth libor - 0.065%	100.00%	Aug 1, 2002	Aug 1, 2007	300,000,000	300,000,000	286,068,466
$3,000,000,000	3.625%	99.721%	Sep 4, 2002	Sep 4, 2007	3,000,000,000	3,000,000,000	2,860,648,657

Euro
€1,000,000,000	3 mth libid	100.00%	Oct 30, 1990	Oct 30, 2005	1,000,000,000	1,000,000,000	1,000,000,000
€2,500,000,000	9.25%	98.16%	Mar 31, 1991	Mar 31, 2011	2,500,000,000	2,500,00,000	2,500,000,000
€1,000,000,000	6.0%	99.25%	Apr 2, 1997	Apr 2, 2004	1,000,000,000	1,000,000,000	1,000,000,000
€60,000,000	FRN/FX	99.61%	Oct 8, 1998	Oct 8, 2018	60,000,000	60,000,000	60,000,000
€300,000,000	Index linked	101.425%	Oct 15, 1998	Oct 15, 2018	300,000,000	300,000,000	300,000,000
€1,000,000,000	4.0%	99.342%	Oct 26, 1998	Oct 26, 2018	1,000,000,000	1,000,000,000	1,000,000,000
€1,000,000,000	CMS	99.95%	May 6, 1999	May 6, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€300,000,000	Step- up	100.00%	May 13, 1999	May 13, 2009	300,000,000	300,000,000	300,000,000
€1,000,000,000	CMS	101.6%	June 28, 1999	June 28, 2029	1,000,000,000	1,000,000,000	1,000,000,000
€1,000,000,000	CMS	100.75%	Aug 30, 1999	Aug 30, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€1,000,000,000	5.25	99.9515%	Mar 10, 2000	Mar 10, 2005	1,000,000,000	1,000,000,000	1,000,000,000
€28,000,000	Zero Coupon	Various	Apr 13, 2000	Apr 24, 2004	28,000,000	28,000,000	28,000,000
€2,000,000,000	5.25%	99.915%	Jun 19, 2000	Jun 19, 2003	2,000,000,000	2,000,000,000	2,000,000,000
€2,000,000,000	4.75%	99.706%	Jan 23, 2001	Jan 23, 2006	2,000,000,000	2,000,000,000	2,000,000,000
€150,000,000	Zero Coupon	100.00%	Feb 20, 2001	Feb 20, 2031	150,000,000	150,000,000	150,000,000
€3,000,000,000	5.75%	100.04%	Jul 25, 2001	Jul 25, 2016	3,000,000,000	3,000,000,000	3,000,000,000
€400,000,000	3 mth libor - 0.06%	100.00%	Jan 22, 2002	Jan 22, 2012	400,000,000	400,000,000	400,000,000

Swiss Francs(2) ChF 300,000,000	Zero Coupon	30.873%	Dec 11, 1985	Dec 11, 2005	300,000,000	300,000,000	206,554,668
ChF 1,000,000,000	3.25%	102.25%	July 1, 1997	July 1, 2004	1,000,000,000	1,000,000,000	688,515,560
ChF 1,000,000,000	3.5%	102.9%	Sep 25, 1998	Sep 25, 2008	1,000,000,000	1,000,000,000	688,515,560
ChF 1,500,000,000	3.125%	99.825%	Jan 15,1999	July 15, 2010	1,500,000,000	1,500,000,000	1,032,773,341
ChF 1,000,000,000	5%	100.6%	Aug 28, 2000	Aug, 28, 2003	1,000,000,000	1,000,000,000	688,515,560
ChF 1,000,000,000	3 mth libor - 0.1%	100.06%	Mar 24, 2000	Mar 24, 2005	1,000,000,000	1,000,000,000	688,515,560
ChF 1,000,000,000	3.625%	100.82%	Jan 10, 2001	Jan 10, 2006	1,000,000,000	1,000,000,000	688,515,560
ChF 1,000,000,000	3.0%	100.18%	Feb 11, 2002	Aug 11, 2006	1,000,000,000	1,000,000,000	688,515,560

French Francs(3) FFR 5,000,000,000 (converted to €762,245,086)	5.875%	101.594%	July 2, 1997	July 2, 2007	5,000,000,000	5,000,000,000	762,245,086

Pounds Sterling(4) £400,000,000	10.50%	100.875%	Apr 28, 1989	Apr 28, 2014	400,000,000	400,000,000	614,908,000
£1,500,000,000	6.0%	98.565%	Aug 4, 1998	Aug 4, 2028	1,500,000,000	1,500,000,000	2,305,905,000
£105,000,000	6 mth libor - 0.3%	99.70%	May 2, 2000	May 2, 2005	105,000,000	105,000,000	161,413,350

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Initial
Public	Original	Principal
Offering	Principal	Amount	Equivalent
Title	Interest Rate(%)	Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro

Norwegian Kroners(5) NOK 2,000,000,000	6.15%	100.00%	Sep 25, 2002	Sep 25, 2012	2,000,000,000	2,000,000,000	274,891,418

Dutch Guilder(3) NLG 1,250,000,000 (converted to €567,225,275)	6.25%	100.79%	May 29, 1997	May 29, 2012	1,250,000,000	1,250,000,000	567,225,275

Deutsche Marks(3) DM 2,000,000,000 (converted to €1,022,583,762)	3 mth libor+ 0.0625%	99.887%	Dec 11, 1995	Dec 20, 2002/10	2,000,000,000	2,000,000,000	1,022,583,762
DM 3,000,000,000 (converted to €1,533,875,644)	5.75%	101.663%	July 10,1997	July 10, 2007	3,000,000,000	3,000,000,000	1,533,875,644
DM 120,000,000 (converted to €61,355,026)	Zero coupon	85.336%	Oct 12, 1998	Oct 12, 2003	61,355,026	61,355,026	61,355,026

Greek Drachmas(3)
GRD 60,000,000,000 (converted to €176,082,000)	7.0% (stepdown)	100.9%	Feb 12, 1999	Feb 12, 2004	176,082,000	176,082,000	176,082,000

Japanese Yen(6) ¥150,000,000,000	5.125%	99.98%	July 29, 1993	July 29, 2003	150,000,000,000	150,000,000,000	1,205,884,717
¥200,000,000,000	5.0%	99.54%	Dec 15, 1994	Dec 15, 2004	200,000,000,000	200,000,000,000	1,607,846,290
¥125,000,000,000	5.50%	100.00%	Dec 15, 1994	Dec 15, 2014	125,000,000,000	125,000,000,000	1,004,903,931
¥150,000,000,000	3.8%	100.00%	Apr 4, 1996	Mar 27, 2008	150,000,000,000	150,000,000,000	1,205,884,717
¥225,000,000,000	3.75%	100.00%	June 8, 1995	June 8, 2005	225,000,000,000	225,000,000,000	1,808,827,076
¥125,000,000,000	4.5%	100.00%	June 8, 1995	June 8, 2015	125,000,000,000	125,000,000,000	1,004,903,931
¥100,000,000,000	3.70%	100.00%	Nov 14, 1996	Nov 14, 2016	100,000,000,000	100,000,000,000	803,923,145
¥100,000,000,000	3.45%	e	99.8%	Mar 24, 1997	Mar 24, 2017	100,000,000,000	100,000,000,000	803,923,145
¥100,000,000,000	1.8%	99.882%	Feb 23, 2000	Feb 23, 2010	100,000,000,000	100,000,000,000	803,923,145
¥100,000,000,000	0.375%	99.936%	Oct 10, 2001	Oct 10, 2006	100,000,000,000	100,000,000,000	803,923,145
¥100,000,000,000	0.375%	99.8%	Apr 2, 2002	Oct 10, 2006	100,000,000,000	100,000,000,000	803,923,145

TOTAL OUTSTANDING	78,778,999,586

(1)	U.S. dollar amounts have been converted into euro at $1.0487/€1.00, the exchange rate prevailing at December 31, 2002.

(2)	Swiss Franc amounts have been converted into euro at Chf 1.4524/€1.00, the exchange rate prevailing at December 31, 2002.

(3)	Amounts denominated in French Francs, Dutch Guilders, Deutsche Marks and Greek Drachmas have been converted into euro at the fixed rate at which those currencies where converted into euro upon their issuing countries becoming members of the European Monetary Union.

(4)	Pounds Sterling amounts have been converted into euro at STL 0.65050/€1.00, the exchange rate prevailing at December 31, 2002.

(5)	Norwegian Kroner amounts have been converted into euro at NOK 7.2756/€1.00, the exchange rate prevailing at December 31, 2002.

(6)	Japanese Yen amounts have been converted into euro at ¥124.39/€1.00, the exchange rate prevailing at December 31, 2002.

Source: Ministry of Economy and Finance

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